Exhibit 10.24

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (this “Agreement”) is made and entered into by and between Sean Smith (“Employee”) and Neoleukin Therapeutics, Inc. (the “Company”). The parties agree as follows:

1. Separation Date. Employee acknowledges that the last date of Employee’s employment relationship with or service to the Company or any of its Affiliates in any capacity is the closing of the merger by and between the Company and Neourogene, Inc. (“Neurogene”) pursuant to the Agreement and Plan of Merger between the Company and Neurogene dated as of July 17, 2023 (such closing date, the “Separation Date”). Employee claims and will claim no further right to employment by Company or its Affiliates beyond the Separation Date. For purposes of this Agreement, “Affiliate” means any entity currently existing or subsequently organized or formed that directly or indirectly controls, is controlled by, or is under common control with the Company, whether through the ownership of voting securities, by contract, or otherwise, including as of the Separation Date, Neurogene. By signing below, Employee acknowledges and agrees that Employee’s termination constitutes a termination without “Cause” related to a Change of Control” within the meaning of Section 6.3 of Employee’s Executive Employment Agreement with the Company dated August 3, 2022, as amended by that Amendment No.1 to the Employment Agreement dated April 3, 2023 (collectively, the “Employment Agreement”).

2. Earned Payments and Benefits. Employee represents and agrees that the Company has paid to Employee all compensation, wages, bonuses, and benefits owed to Employee through the Separation Date by virtue of Employee’s employment with the Company. The Company will issue Employee’s final paycheck by the first regular payroll date following the Separation Date. Any funds maintained in Company’s 401(k) plan will be handled in accordance with the terms of that plan.

a.

Retention Bonus. Employee and the Company agree that, pursuant to Section 2.3 of the Employment Agreement, Employee will receive a lump sum cash payment of $159,167, less standard payroll deductions and withholdings, which equals the Retention Bonus set forth in the Employment Agreement, payable within 10 days following the Closing Date.

b.

Special 280G Bonus. In consideration of the potential adverse tax consequences Mr. Smith may receive in connection with the above payments, the Company agrees to pay Mr. Smith a cash bonus (the “280G Bonus”), less standard payroll deductions and withholdings, payable within 10 days following the Closing Date. The 280G Bonus will be calculated at or shortly following the Closing by Armanino LLP (“Armanino”) according to the assumptions discussed with Mr. Smith, the Company and Armanino and will not exceed $350,000.

c.

By signing below, Employee acknowledges that the Company does not owe Employee any other amounts. Employee acknowledges that Employee must promptly submit for reimbursement all final outstanding expenses, if any.

3. Separation Consideration. In consideration of Employee’s waiver, release, and covenants in this Agreement, and provided that this Agreement becomes effective and irrevocable no later than the sixtieth (60th) day following the Separation Date, the Company agrees to the following:

a.

Severance: In accordance with the terms of Section 6.3 of the Employment Agreement, The Company will provide Employee with a cash payment of $717,500, which is equivalent to the sum of (i) fifteen (15) months of Employee’s base salary in effect as the Separation Date and (ii) fifteen (15) months of Employee’s target annual bonus (the “Severance”). The Severance will be paid to Employee in a lump sum within 60 days of the Separation Date, subject to standard payroll deductions and withholdings.

b.

COBRA: Employee’s health insurance benefits through the Company will end on December 31, 2023, as a result of Employee’s separation. Employee will receive a lump sum cash payment of $34,500, which Employee and the Company agree is equal to the aggregate amount of applicable estimated group health insurance premiums for Employee and his or her eligible dependents for the fifteen (15)-month period following the Separation Date.

d.

Pro-Rata Annual Bonus: Pursuant to Section 2 of the Employment Agreement, the Company agrees to pay Employee, in a lump sum no later than 60 days following the Separation Date, $190,669, subject to standard payroll deductions and withholdings, which is equal to the greater of Employee’s target annual bonus (as set forth in the Employment Agreement) or Employee’s actual annual bonus, in each case, pro-rated through the Separation Date.

e.

Acceleration of Equity Vesting and Extended Exercise Period: In accordance with Section 6.3(iv) of the Employment Agreement, the Company agrees to accelerate the vesting of each of Employee’s unvested options and unvested RSUs; provided, however that in accordance with the Merger Agreement such acceleration shall occur at the Closing Date for unvested RSUs and unvested options with an exercise price per share less than $18.90 (after giving effect to the 1:5 reverse stock split on September 25, 2023) regardless of whether this Agreement becomes effective. Any unvested options and unvested RSUs that do not so accelerate shall remain outstanding and be eligible to receive acceleration of vesting upon the effectiveness of the Release through the end of the Consideration Period (but shall not continue to vest unless Employee continues to provide Continuous Service through such period). Any unvested options and unvested RSUs shall be cancelled and forfeited at the end of the Consideration Period if the Release does not become effective by the end of the Consideration Period. In addition, pursuant to Section 2.4 of the Employment Agreement, the Company agrees to extend the exercise period of all then outstanding and vested options (including any options accelerated pursuant to this Section 3(e)) to fifteen (15) months following the termination of Employee’s Continuous Service, as defined in the Company’s 2014 Equity Incentive Plan (the “Plan”), as described in greater detail in Section 5.

Employee will not earn vacation or sick leave, or other benefits based upon the above payments. Employee acknowledges that the consideration provided in this Section 3, in whole or in part, constitutes adequate consideration for Employee’s waiver, release, and covenants set forth in this Agreement. Except as specified in this Agreement, Company has no obligation to provide, and will not provide, further payments or benefits of any kind to Employee. The payments in Section 3(a),(b) and (c) (the “Cash Payments”) will be made within 60 days of the Separation Date, subject to the release becoming effective, provided that if the Consideration Period spans two calendar years, the Cash Payments will be made in the second year.

4. Company Property. Employee represents and warrants that Employee has turned over all property that Employee received from the Company or that Employee generated in the course of Employee’s relationship with the Company (collectively “Company Property”), and that Employee has not provided any Company Property to anyone without the Company’s authorization. Company Property includes, without limitation, equipment, materials, designs, prototypes, samples, products, documents, computers, electronic media, keys, credit cards, lists and databases indicating parties who have relationships with the Company, and all copies thereof.

5. Equity.

a.

Post-Termination Exercise Period Extension. Per Employee’s Stock Option Agreements with the Company, Employee will have three (3) months following Employee’s termination of Continuous Service (as defined in the Stock Option Agreement) to exercise Employee’s vested options. After this date, Employee will no longer have a right to exercise Employee’s vested options. However, if this Agreement becomes effective, the post-termination exercise period of all then outstanding and vested (including any options for which vesting is accelerated in connection with this Agreement or the Merger Agreement on or prior to the Separation Date) shall be extended to fifteen (15)-months following the termination of Employee’s Continuous Service as defined in the Plan. Further, please note that if Employee does not exercise the unexercised vested options within three (3) months of the Separation Date, all of the unexercised vested options will cease to have incentive stock option status and will instead be considered nonqualified stock options. Employee should consult Employee’s accountant or tax advisor with respect to this matter.

b.

Equity Agreement Amendment. Employee’s Stock Option Agreements are hereby amended consistent with this Section 5. Employee’s rights concerning Employee’s options will continue to be governed by the Stock Option Agreements (as amended herein).

6. Waiver and Release.

a.

On behalf of Employee and Employee’s marital community, if any, heirs, executors, administrators, and assigns, Employee expressly waives, releases, and acknowledges satisfaction of all claims of any kind against the Company, Neurogene and each of their present, former, and future Affiliates, related entities, predecessors, successors, and assigns, and all of their present, former, and future officers, directors, stockholders, partners, members, employees, agents, representatives, and attorneys, in their individual and representative capacities (collectively the “Released Parties”). Except as stated below, this waiver and release is comprehensive and includes any and all rights, actions, claims (including claims to attorneys’ fees), causes of action, disputes, damages, expenses or costs, whether known or unknown, based upon acts or omissions occurring or that could be alleged to have occurred at or before Employee’s execution of this Agreement (“Released Claims”). Released Claims include, without limitation, all claims for wages, compensation, including claims for separation benefits, acceleration or other compensation under the Employment Agreement, stock, restricted stock units or stock options. employee benefits, and damages of any kind whatsoever arising out of any: contract, express or implied; tort; covenant of good faith and fair dealing; estoppel or misrepresentation; defamation; discrimination; harassment; retaliation; wrongful termination or any legal restriction on the Company’s right to terminate Employee’s employment; any federal, state, local, or other governmental statute, ordinance, or regulation, including, without limitation and as amended from time to time, the Age Discrimination in Employment Act (“ADEA”), the Older Worker’s Benefit Protection Act of 1990 (“OWBPA”), Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Employee Retirement Income Security Act of 1974 (“ERISA”), the Family and Medical Leave Act, the Fair Credit Reporting Act, the Occupational Safety and Health Act (“OSHA”), the Washington Law Against Discrimination, and any other legal limitation on the employment relationship. Excluded from this waiver and release are claims that arise after this Agreement is executed, claims of vested rights under ERISA, unemployment compensation claims, workers’ compensation claims, claims challenging the validity of this Agreement under the ADEA, claims for breach or enforcement of this Agreement, and any other claim that may not be lawfully released under this Agreement.

b.

Employee hereby acknowledges that he is aware of the principle that a general release does not extend to claims that the releasor does not know or suspect to exist in his or her favor at the time of executing the release, which, if known by him or her, must have materially affected his or her settlement with the releasee. With knowledge of this principle, Employee hereby agrees to expressly waive any rights Employee may have to that effect.

7. Proceedings and Covenant Not to Sue. Employee represents and warrants that Employee is the sole owner of all Released Claims and has not assigned, transferred, or otherwise disposed of Employee’s right or interest in those matters. Employee further represents and warrants that neither Employee nor anyone acting on Employee’s behalf has filed any complaints, charges, or lawsuits against any of the Released Parties with any governmental agency or court with respect to any Released Claims. Employee promises never to file or prosecute any lawsuit based on any Released Claims (whether as a named plaintiff or class member) and agrees to immediately cause the withdrawal or dismissal with prejudice of any such lawsuit, if filed by Employee or anyone acting on Employee’s behalf.

8. Protected Rights.

a.

Employee understands that nothing in this Agreement, including the General Release and Waiver and Release, Covenant Not to Sue, and Non-disparagement sections contained herein, limits, impedes or restricts Employee’s ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board (the “NLRB”), the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local government agency or commission (“Government Agencies”). Employee further understand that this Agreement does not limit Employee’s ability to communicate with any Government Agencies or otherwise participate and/or assist in any investigation or proceeding that may be conducted by any Government Agency, including providing documents (including this Agreement) or other information, without notice to the Company. This Agreement does not limit Employee’s right to receive an award for information provided to any Government Agencies.

b.

Further, nothing in the Non-disparagement or Confidential Information sections, or otherwise in this Agreement, shall prohibit Employee from discussing or disclosing workplace or work-related conduct (including conduct at the workplace, at work-related events coordinated by or through the Company, between employees, or between the Company and an employee, whether on or off the employment premises) that Employee reasonably believed, under Washington state, federal, or common law, to be illegal discrimination, illegal harassment, illegal retaliation, a wage and hour violation, sexual assault, or that is recognized as against a clear mandate of public policy.

10. Non-disparagement; References. Subject to the Protected Rights section above, and otherwise to the fullest extent permitted by applicable law, Employee agrees that he will not, directly or indirectly, disparage or make negative remarks regarding the Released Parties or their products, services, agents, representatives, directors, officers, shareholders, attorneys, employees, vendors, affiliates, successors or assigns, or any person acting by, through, under or in concert with any of them, with any written or oral statement, including, but not limited to, any statement posted on social media (including online company review sites) or otherwise on the Internet, whether or not made anonymously or with attribution. Nothing in this section shall prohibit Employee from providing truthful information in response to a subpoena or other legal process. Any reference requests regarding Employee’s performance shall be directed to the Company’s People Team, who shall only confirm Employee’s dates of employment and job title consistent with the Company’s policy.

11. Confidential Information. Subject to the Protected Rights section above, Employee will hold in strictest confidence and not use, disclose, or give to others, either directly or indirectly, any Confidential Information. “Confidential Information” means trade secrets and all other information about or relating to the business of the Company or any of its Affiliates that is not generally available to the public and is deemed proprietary or confidential by the Company or any of its Affiliates, whether recorded or merely remembered. Confidential Information also includes information relating to third parties that Employee learned of or obtained in the course of Employee’s employment with the Company that is not generally available to the public or that the Company or any of its Affiliates is obligated to treat as confidential.

Employee represents and warrants that Employee has not disclosed or revealed, either directly or indirectly, or used in any way Confidential Information, except as authorized by the Company. The obligations under this provision are in addition to any obligations imposed under prior agreements between Employee and Company (such as Employee’s Invention Assignment, Confidentiality, and Non-Competition Agreement (the “Confidentiality Agreement”)), and under federal or state laws, including, without limitation, Washington’s Uniform Trade Secrets Act and the federal Defend Trade Secrets Act (“DTSA”).

12. No Admission of Wrongdoing. Nothing in this Agreement will be construed as an admission of wrongdoing or liability by Employee, the Company, or any Released Parties.

13. Arbitration. Except for any claim for injunctive relief arising out of a breach of a party’s obligations to protect the other’s proprietary information, the parties agree to arbitrate, in Seattle, Washington through JAMS, any and all disputes or claims arising out of or related to the validity, enforceability, interpretation, performance or breach of this Agreement, whether sounding in tort, contract, statutory violation or otherwise, or involving the construction or application or any of the terms, provisions, or conditions of this Agreement. Any arbitration may be initiated by a written demand to the other party. The arbitrator’s decision shall be final, binding, and conclusive. The parties further agree that this Agreement is intended to be strictly construed to provide for arbitration as the sole and exclusive means for resolution of all disputes hereunder to the fullest extent permitted by law. The parties expressly waive any entitlement to have such controversies decided by a court or a jury.

14. Governing Law; Attorney’s Fees. This Agreement will be governed by the laws of the State of Washington, excluding its conflict of law provisions. If any action is brought to enforce the terms of this Agreement, the prevailing party will be entitled to recover its reasonable attorneys’ fees, costs and expenses from the other party, in addition to any other relief to which the prevailing party may be entitled.

15. Severability and Construction. If any provision of this Agreement constitutes a violation of any law or is or becomes unenforceable or void, then such provision will be deemed modified to the extent necessary so that it is no longer in violation of law, unenforceable, or void, and such provision will otherwise be enforced to the fullest extent permitted by law. If such modification is not possible, such provision (with the exception of Section 6), to the extent that it is in violation of law, unenforceable, or void, will be deemed severable from the remaining provisions of this Agreement, which will remain binding. This Agreement will not be construed against any party as its drafter.

16. Entire Agreement; Amendment. This Agreement, together with the Equity Agreements, as amended herein, set forth the entire agreement and understanding between the parties and supersedes any prior oral or written agreements or understandings between them regarding its subject matter, including the Employment Agreement, except for the Confidentiality Agreement (or other similarly titled agreement), which will remain in full force and effect. Nothing in the Confidentiality Agreement prohibits Employee from discussing or disclosing workplace or work-related conduct (including conduct at the workplace, at work-related events coordinated by or through the Company, between employees, or between the Company and an employee, whether on or off the employment premises) that Employee reasonably believed, under Washington state, federal, or common law, to be illegal discrimination, illegal harassment, illegal retaliation, a wage and hour violation, sexual assault, or that is recognized as against a clear mandate of public policy.

This Agreement may only be modified through a written document, signed by an authorized representative of each of the parties, in which the parties expressly agree to modify it. This Agreement may be executed in one or more counterparts, all of which together will constitute one Agreement, and each of which separately will constitute an original document.

17. Consideration Period. This Agreement was presented to Employee on December 13, 2023 (the “Date Presented”). Employee has twenty-one (21) days after the Date Presented to review and consider this Agreement (the “Consideration Period”). Employee may not sign the Agreement before the Separation Date. Employee may otherwise sign the Agreement before the Consideration Period has elapsed, however, in which case Employee will waive the remainder of the Consideration Period. To accept, Employee must either (a) sign and deliver the Agreement through DocuSign using the link provided by the Company, or (b) sign and deliver the Agreement to Christine Mikail by hand or by e-mail to                 . This Agreement will become effective on the day of Employee’s acceptance and signature (the “Effective Date”).

18. Knowing and Voluntary Agreement. Employee hereby warrants and represents that: (a) Employee has carefully read this Agreement and finds that it is written in a manner that Employee understands; (b) Employee knows the contents hereof; (c) Employee has been advised to consult with Employee’s attorney regarding this Agreement and its effects and has done so or knowingly and voluntarily waived the right to do so; (d) Employee understands that Employee is giving up all Released Claims, including under the ADEA, and all damages and disputes that have arisen before Employee executes this Agreement, except as provided herein; Employee has had ample time to review and analyze this entire Agreement; (f) Employee did not rely upon any representation or statement concerning the subject matter of this Agreement, except as expressly stated in the Agreement; (g) Employee has been given at least twenty-one (21) days to consider this Agreement before signing it; (h) Employee understands this Agreement’s final and binding effect; and (i) Employee has signed this Agreement as Employee’s free and voluntary act.

19. Taxes. All payments made by the Company under this Agreement to Employee or for the benefit of Employee will be made less applicable withholdings and deductions. This Agreement is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), including the exceptions thereto, and will be construed and administered in accordance with such intent. The parties intend that any payments and other benefits provided under this Agreement that may be excluded from Section 409A as separation pay due to an involuntary separation from service, as a short-term deferral, or otherwise, shall be exempt from Section 409A to the maximum extent possible. To the extent Section 409A is applicable to such payments and benefits, the parties intend that this Agreement (and such payments and benefits) comply with the deferral, payout and other limitations and restrictions imposed under Code Section 409A. Notwithstanding anything to the contrary in this Agreement, if at the time the Employee’s employment terminates, Employee is a “specified employee,” as defined for purposes of Section 409A, any and all amounts payable under this Agreement on account of such separation from service that would (but for this provision) be payable within six (6) months following the date of termination, shall instead be paid on the next regular payroll date following the expiration of such six (6) month period or, if earlier, upon Employee’s death (except to the extent of amounts that do not constitute a deferral of compensation within the meaning of Treasury Regulation Section 1.409A-1(b), but only to the extent Section 409A is applicable to such payments and benefits. For purposes of Section 409A, each payment made under this Agreement shall be treated as a separate payment, and the right to a series of installment payments under this Agreement is to be treated as a right to a series of separate payments. However, the Company makes no representations that the payments and benefits provided under this Agreement comply with, or are exempt from, Section 409A, and in no event will the Company have any liability to Employee or any other person relating to the failure or alleged failure of any payment or benefit under this Agreement to comply with, or be exempt from, the requirements of Section 409A.

The parties hereby execute this Agreement on the dates written below.

NEOLEUKIN THERAPEUTICS, INC.	SEAN SMITH

Donna Cochener, Chief Executive Officer	Sean Smith

Date:	Date: